EXHIBIT  23.2  CONSENT  OF  HENRY  SCHIFFER,  C.P.A.

April  8,  2004

To the Board of Directors of FoneFriend, Inc.
14545  Friar  Street,  Suite  103
Van  Nuys,  California  91411

Gentlemen:

We hereby consent to the use of our audit report of FoneFriend, Inc. for the year ended March 31, 2003 in the Form S-8 of FoneFriend, Inc., dated April 6, 2004.



/s/  Henry  Schiffer
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Henry  Schiffer,  C.P.A.